Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion by reference in this Registration Statement on Form S-8 (SEC File Number yet to be assigned) as filed with the SEC of our audit report dated April 17, 2018, with respect to the consolidated balance sheets of Recall Studios, Inc. and Subsidiaries (“Recall”) as of December 31, 2017 and December 31, 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the two years then ended. Our report dated April 17, 2018, relating to the aforementioned financial statements, includes an emphasis of a matter paragraph relating substantial doubt as to Recall’s ability to continue as a going concern.

We consent to the inclusion by reference in this Registration Statement on Form S-8 (SEC File Number yet to be assigned) as filed with the SEC of our audit reports dated October 24, 2018, with respect to the consolidated balance sheets of Pulse Evolution Corp. and Subsidiaries (“Pulse”) as of June 30, 2018 and June 30, 2017, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the two years then ended. Our report dated October 24, 2018, relating to the aforementioned financial statements, includes an emphasis of a matter paragraph relating to substantial doubt as to Pulse’s ability to continue as a going concern.

We consent to the inclusion by reference in this Registration Statement on Form S-8 (SEC File Number yet to be assigned) as filed with the SEC of our audit reports dated October 24, 2018, with respect to the balance sheet of Evolutaion AI Corporation (“EAI”) as of December 31, 2017 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. Our report dated October 24, 2018, relating to the aforementioned financial statements, includes an emphasis of a matter paragraph relating to substantial doubt as to EAI’s ability to continue as a going concern

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Fruci & Associates II, PLLC
January 11, 2019